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                                                                    EXHIBIT 10.1

                          TRANSCANADA PIPELINE USA LTD.



May 28, 2003

TC PipeLines, LP
110 Turnpike Road, Suite 203
Westborough, Massachusetts 01581

Dear Sirs:

           RE:  RENEWAL OF U.S. $40,000,000 TWO YEAR REVOLVING
                CREDIT FACILITY IN FAVOR OF TC PIPELINES, L.P.
--------------------------------------------------------------------------------

     In consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are conclusively acknowledged by each of the parties, TransCanada PipeLine USA Ltd., a Nevada corporation (together with its successors and permitted assigns, the "LENDER") hereby covenants and agrees with TC PipeLines, LP, a Delaware limited partnership (together with its successors and permitted assigns, the "BORROWER") to make available to the Borrower the credit facility (the "CREDIT FACILITY") as more particularly described below and upon the terms and conditions outlined in this letter agreement (as may be amended, modified, supplemented or restated from time to time, the "AGREEMENT").

DEFINITIONS

     Unless something in the subject matter or context is inconsistent therewith, the following capitalized terms used in the Agreement (including Schedule A to the Agreement) shall have meanings indicated below:

"BANKING DAY" means a day which is both a Business Day and a day on which dealings in United States Dollars by and between the banks in the London, England interbank market may be conducted.

"BUSINESS DAY" means a day on which banks are open for business in New York, New York but does not in any event include a Saturday or a Sunday.

"COMPLIANCE CERTIFICATE" means a certificate of the Borrower signed on its behalf by the General Partner, substantially in the form attached hereto as Schedule A.

"CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT" means the Contribution, Conveyance and Assumption Agreement dated May 28, 1999 between TransCanada Border PipeLine Ltd., TransCan Northern Ltd., TransCanada PipeLines Limited, the Borrower, the General Partner and the Intermediate Partnership.


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"DEBT" means, without duplication, with respect to any person, all obligations, liabilities and indebtedness of such person with respect to:

i)    indebtedness for borrowed money;

ii) obligations arising pursuant to commercial paper programs or letters of credit or indemnities issued in connection therewith;

iii) obligations under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the indebtedness for borrowed money of any other person and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another person, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business); and

iv) all other financing indebtedness, including monetary obligations of such person created or arising under any capital lease or other lease financing.

"DRAWDOWN" means, individually or collectively, as the context may require, an advance of funds made by the Lender to the Borrower pursuant to this Agreement.

"DRAWDOWN DATE" means the date on which an advance of funds is made by the Lender to a Borrower pursuant to the provisions hereof.

"DRAWDOWN NOTICE" means a written notice given by the Borrower to the Lender of a Drawdown.

"EVENT OF DEFAULT" has the meaning ascribed thereto in Section 7.01.

"GENERAL PARTNER" means TC PipeLines GP, Inc., a Delaware corporation, and any successor thereto.

"GOVERNMENTAL AUTHORITY" means any federal, state, provincial, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

"INTEREST PAYMENT DATE" means, with respect to each Loan, the last Business Day of each applicable Interest Period; provided that, any earlier date on which the Credit Facility is fully cancelled or permanently reduced in full, shall be an Interest Payment Date with respect to all Loans then outstanding.

"INTEREST PERIOD" means, with respect to each Loan, the initial period of one month, two months, three months or six months (as selected by the Borrower and notified to the Lender) commencing on the applicable Drawdown Date or Rollover Date and ending on and including the last day of such period provided that the last day of each Interest Period whether with respect to the same or another Loan and the last day of each Interest period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the next Banking Day.

"INTERMEDIATE PARTNERSHIP" means TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership, and any successor thereto.


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"LIBOR" means the London Interbank Offered Rate of Interest and means, with respect to any Interest Period applicable to a Loan, the per annum rate of interest determined by the Lender, based on a three hundred sixty (360) day year, rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th%), as the average of the offered quotations appearing on the display referred to as the "LIBO Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service (or if such LIBO Page shall not be available, any successor or similar services as may be selected by the Lender) for deposits in United States Dollars for a period equal to the number of days in the applicable Interest Period, at or about 11:00 a.m. (London, England time) on the second Banking Day prior to a Drawdown Date, for the applicable Interest Period. Each determination of LIBOR may be computed using any reasonable averaging and attribution method.

"LIMITED PARTNER" means any person who is or shall become a limited partner of the Borrower.

"LIMITED PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated as of the 28th day of May, 1999 and made among the General Partner, TransCan Northern Ltd. as the organizational Limited Partner and those parties referred to as Partners therein, as from time to time amended, supplemented or restated.

"LOAN DOCUMENTS" means this Agreement and all certificates, agreements, instruments and other documents delivered or to be delivered to the Lender in relation to the Credit Facility pursuant hereto, and, when used in relation to any person, the term "Loan Documents" shall mean and refer to the Loan Documents executed and delivered by such person.

"LOAN" means an advance of funds in United States dollars made by the Lender to the Borrower pursuant to this Agreement.

"MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the business, operations, property and assets or financial condition of the Borrower, or (ii) on the ability of the Borrower to repay or pay, as the case may be, any Obligations.

"NORTHERN BORDER" means Northern Border Pipeline Company, a general partnership organized under the laws of Texas.

"OBLIGATIONS" means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of the Borrower to the Lender under, pursuant to or relating to this Agreement or the Credit Facility and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all interest, commissions, legal and other costs, charges and expenses under this Agreement.

"OUTSTANDING PRINCIPAL" means, at any time, the aggregate of the principal amount of all outstanding Loans.

"PARTNERS" means the General Partner and the Limited Partners.

"PERMITTED ENCUMBRANCES" means:

i) liens for taxes, assessments or governmental charges which are not due and delinquent, or the validity of which the Borrower shall be contesting in good faith, provided the Borrower shall have made adequate provision (in accordance with generally accepted accounting principles) therefor;


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ii)       the lien of any judgment rendered, or claim filed, against the
          Borrower which the Borrower shall be contesting in good faith, provided the Borrower shall have made adequate provision (in accordance with generally accepted accounting principles) therefor;

iii) liens, privileges or other charges imposed or permitted by law such as statutory liens and deemed trusts, carriers' liens, builders' liens, materialmen's liens, operator's liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent;

iv) undetermined or inchoate liens arising in the ordinary course of and incidental to operations of the Borrower which relate to obligations which are not due and delinquent, or the validity of which the Borrower shall be contesting in good faith, provided the Borrower shall have made adequate provision (in accordance with generally accepted accounting principles) therefor;

v) security given to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of the Borrower, to the extent such security does not materially detract from the value of any material part of the property of the Borrower;

vi) cash or marketable securities deposited in connection with bids or tenders, or deposited with a court as security for costs in any litigation, or to secure workmen's compensation or unemployment insurance liabilities;

vii) the lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease in respect of which the rent or any other obligation is not at the time overdue or if overdue the validity of which is being contested at the time in good faith, if the Borrower shall have made on its books a provision therefor reasonably deemed by the Lender to be adequate therefor;

viii) Security Interests on property of the Borrower which are not otherwise Permitted Encumbrances if the aggregate amount of the Debt or other obligations secured by all such Security Interests is not at any time in excess of U.S.$1,000,000;

ix) Security Interests arising under or in connection with the Partnership Agreement, the agreement of limited partnership of the Intermediate Partnership, the agreement of limited partnership of the TC Tuscarora Partnership, the partnership agreements of Northern Border or Tuscarora and the partnership agreements of any other entities acquired directly or indirectly by the Borrower in the future; and

x) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding paragraphs (i) to (ix) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased;

provided that nothing in this definition shall in and of itself cause the Loans and other amounts owing by the Borrower to the Lender hereunder to be subordinated in priority to any such Permitted Encumbrance.


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"ROLLOVER" means the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto.

"ROLLOVER DATE" means the commencement of a new Interest Period applicable to a Loan.

"SECURITY INTEREST" means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions (including, without limitation, capital leases or any other lease financing), liens, security interests or other encumbrances, howsoever created or arising, whether fixed or floating, perfected or not.

"TC TUSCARORA PARTNERSHIP" means TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership and any successor thereto.

"TUSCARORA" means Tuscarora Gas Transmission Company, a general partnership organized under the laws of Nevada.

"TUSCARORA PURCHASE AGREEMENT" means the purchase and sale agreement dated July 19, 2000 though which TC Tuscarora Partnership purchased a 49% interest in Tuscarora from TCPL Tuscarora Ltd.

"UNITED STATES DOLLARS" and "U.S. $" mean the lawful money of the United States.


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                   ARTICLE ONE - THE REVOLVING CREDIT FACILITY

1.01 AMOUNT. Revolving loans are available to the Borrower under the Credit Facility to a maximum outstanding principal amount of U.S.$40,000,000. Notwithstanding the foregoing, the maximum outstanding principal amount of U.S.$40,000,000 may be increased or decreased (but not to be less than U.S.$2,500,000) upon mutual written agreement of the Lender and the Borrower.

1.02 CURRENCY AND MINIMUM AMOUNTS. Drawdowns may only be made in United States Dollars and in a minimum amount of U.S.$500,000.

1.03 DRAWDOWN NOTICES. The Borrower shall deliver to the Lender a Drawdown Notice at least two Business Days prior to a Drawdown Date. Such notice shall specify: i) the date of the Drawdown, such date being a Business Day; ii) the principal amount of the Drawdown; and iii) particulars of the account into which funds representing the Drawdown are to be transferred on the Drawdown Date.

1.04 PURPOSE. The Credit Facility shall be used for working capital and other general business purposes, to fund capital expenditures, to fund capital contributions to Northern Border, Tuscarora and any other entity in which the Borrower may directly or indirectly acquire an interest, and to enable the Borrower to make cash distributions to Partners if there has been a temporary interruption or delay in the receipt of cash distributions from Northern Border, Tuscarora or such other entity in which the Borrower has acquired a direct or indirect interest.

1.05 REVOLVING NATURE AND AVAILABILITY. Subject to the terms and conditions hereof, the Borrower may increase or decrease Loans under the Credit Facility by making Drawdowns, repayments and further Drawdowns.

1.06 REPAYMENTS. The Borrower may at the end of any Interest Period repay, without payment of penalty, the whole or any part of any Loan together with all accrued and unpaid interest thereon to the date of such repayment. The Borrower shall give the Lender advance notice of any such repayment at least two Business Days prior to the date of repayment.

1.07 LIBOR LOAN ROLLOVERS. At or before 10:00 a.m. (Calgary time) two Banking Days prior to the expiration of each Interest Period of each Loan, the Borrower shall, unless it has delivered a repayment notice pursuant to Section 1.06 of this Agreement (together with a Rollover Notice if a portion only is to be repaid; provided that a portion of a Loan may be continued only if the portion to remain outstanding is equal to or exceeds the minimum amount required hereunder for Drawdowns of Loans) with respect to the aggregate amount of such Loan, deliver a Rollover Notice to the Lender selecting the next Interest Period applicable to the Loan, which new Interest Period shall commence on and include the last day of such prior Interest Period. If the Borrower fails to deliver a Rollover Notice to the Lender as provided in this Section, the Borrower shall be deemed to have elected to Rollover the outstanding amount of the Loan for an Interest Period equal to the Interest Period of the maturing loan.

1.08 NO SECURITY. The Credit facility shall be unsecured.

1.09 SET-OFF; NO WITHHOLDING. Any and all payments by the Borrower to or for the benefit of the Lender shall be free and clear of and without set-off, counterclaim, reduction or deduction whatsoever, including, without limiting the generality of the foregoing, for any claims that the Borrower have or may have against the Lender or for any present or future taxes, levies, imposts, deductions, charges or withholdings, whether imposed by or on behalf of the United States or Canada or any political subdivision thereof or any other taxing authority. If the Borrower shall be required by law to deduct or withhold any taxes from or in respect of any sum payable


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hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions and withholdings the Lender receives an amount equal to the amount it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions and withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

1.10 MATURITY. The Credit Facility shall mature on the earlier of: (i) the date two years from the date of this Agreement (the "FIXED MATURITY DATE"), or (ii) the date upon which the Borrower provides written notice to the Lender that it has obtained from another lender or lenders an economically comparable replacement Credit Facility. Upon such date of maturity, all Outstanding Principal, accrued and unpaid interest and all other amounts under or in respect of this Agreement and the Credit Facility shall be paid to the Lender (x) on the Fixed Maturity Date (in the case of maturity under clauses (i)) or (y) on or prior to the 30th day after such written notice is provided to the Lender (in the case of maturity under clause (ii)).

1.11 TERMINATION. The Borrower may terminate this Agreement upon 90 days written notice to the Lender, provided, however, that in order for such termination by the Borrower to be effective, all Outstanding Principal, accrued and unpaid interest and all other amounts under or in respect of this Agreement and the Credit Facility shall be paid to the Lender on or prior to the 30th day after the termination date specified in such written notice provided to the Lender.

1.12 RENEWAL. This Agreement may be renewed upon the mutual written agreement of the Borrower and the Lender.


                             ARTICLE TWO - INTEREST

2.01 RATE APPLICABLE TO LOANS. The Borrower shall pay interest to the Lender in United States Dollars on Loans outstanding under the Credit Facility at a rate per annum equal to LIBOR plus 1.25 per cent.

2.02 CALCULATION AND PAYMENT OF INTEREST. Interest on Loans, as specified above, shall accrue daily and be calculated on the principal amount of each such loan and on the basis of the actual number of days each such loan is outstanding in a year of 360 days. Interest shall be calculated and payable in arrears on the Interest Payment Date for each such loan for the actual number of days such loan is outstanding in the period from and including the date such loan was made or the preceding Interest Payment Date to which all accrued interest has been duly paid, as the case may be, to and including the day immediately preceding the following Interest Payment Date.

2.03 DEFAULT RATE. In the event that any amount due hereunder on any Loan (including, without limitation, any interest payment) is not paid when due, the Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest) from the date when such amount was due until the date that such amount is paid in full (but excluding the date of such payment if the payment is made for value on such date at the required place of payment specified by the Lender from time to time), and such interest shall accrue daily, be calculated and compounded monthly and be payable on demand, after as well as before demand, maturity, default and judgment, at a rate per annum that is equal to LIBOR plus 3.25 per cent.

2.04 MAXIMUM RATE PERMITTED BY LAW. No interest to be paid hereunder shall be paid at a rate exceeding the maximum non-usurious rate permitted by applicable law. In the event that any interest exceeds such maximum rate, such interest shall be reduced or refunded, as the case


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may be, so that interest payable hereunder shall be payable at the highest rate recoverable under applicable law.


                  ARTICLE THREE - ACCOUNTS OF RECORD; PAYMENTS

3.01 CURRENCY AND PLACE OF PAYMENT. All payments of principal, interest and other amounts to be made by the Borrower to the Lender pursuant to this Agreement shall be made in United States Dollars for value on the Interest Payment Date, or at such other date under this Agreement when such amounts are due and payable and if such day is not a Business Day on the Business Day next following, by deposit or transfer thereof to the account or accounts of the Lender designated by the Lender to the Borrower for such purpose from time to time.

3.02 LENDER RECORDS EVIDENCE. The Lender shall open and maintain books of account evidencing the Loans and all other amounts owing by the Borrower to the Lender hereunder. The Lender shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing accounts shall constitute prima facie evidence of the obligations of the Borrower to the Lender hereunder with respect to all Loans and all other amounts owing by the Borrower to the Lender hereunder.


                       ARTICLE FOUR - CONDITIONS PRECEDENT

4.01 CONDITIONS FOR ALL DRAWDOWNS. On or before each Drawdown under the Credit Facility the following conditions shall be satisfied to the satisfaction of the
Lender:

a) after giving effect to the proposed Drawdown, the Outstanding Principal shall not exceed the maximum amount of the Credit Facility as set forth in
     Section 1.01;

b) the Borrower shall, if so requested by the Lender, have executed and delivered to the Lender a promissory note in favour of the Lender evidencing the obligation of the Borrower to pay the Lender the principal amount of such Drawdown and interest thereon in accordance with this Agreement; and

c) the Lender shall have received all such other agreements, certificates, declarations, opinions and documents, and all steps, actions and proceedings shall have been taken or performed, as the Lender may reasonably require, all in form and substance satisfactory to the Lender and its counsel.

4.02 WAIVERS. The above conditions are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lender at any time to assert such conditions in respect of any subsequent Drawdown.


                  ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES

5.01 REPRESENTATIONS AND WARRANTIES. The Borrower and the General Partner hereby represent and warrant to the Lender as follows and acknowledge and confirm that the Lender is relying upon such representations and warranties:

a) CORPORATE STATUS. The Borrower is a limited partnership duly formed and validly existing under the laws of Delaware and the General Partner is duly incorporated and validly existing under the laws of Delaware.


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b)   AUTHORITY. Each of the Borrower and the General Partner has the requisite power and authority to own or hold its respective properties and assets, to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

c) DUE AUTHORIZATION. Each of the Borrower and the General Partner has duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

d) ENFORCEABILITY. This Agreement and each of the Loan Documents has been duly executed and delivered by each of the Borrower and the General Partner and constitute legal, valid and binding obligations of each of the Borrower and the General Partner enforceable against each of the Borrower and the General Partner in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other applicable laws relating to creditor's rights generally and to general principles of equity and public policy.

e) NO RESULTING VIOLATION. Neither the execution and delivery of this Agreement or any other Loan Document, nor compliance with the terms and conditions of this Agreement or any other Loan Document, has resulted or will (x) result in a violation of any applicable law or the Limited Partnership Agreement or the articles or by-laws of the General Partner or any resolutions passed by the Limited Partners of the Borrower or the shareholders or directors of the General Partner, or (y) result in a default under any agreement to which the Borrower or the General Partner is a party or by which the Borrower or the General Partner is bound, or (z) result in the creation of any Security Interest on any property of the Borrower or the General Partner under any agreement or instrument to which the Borrower or the General Partner is a party or by which the Borrower or the General Partner is bound, which in the case of (y) or (z) has a Material Adverse Effect.

f) NON-DEFAULT. No event has occurred which would constitute an Event of Default or a breach of or default under the covenants herein or in any of the other Loan Documents or which would constitute such a breach or default with the giving of notice or lapse of time or both.

g) FINANCIAL CONDITION. Except as has been disclosed to the Lender by written notice in accordance with the provisions of this Agreement, no change in the Borrower's financial condition (as disclosed or reflected in the financial statements delivered under Section 6.01(e) of this Agreement) has occurred which would reasonably be expected to have a Material Adverse Effect.

h) ABSENCE OF LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its undertakings, property or assets, at law or in equity, in or before any court or before any arbitrator or before or by any Governmental Authority having jurisdiction in the premises in respect of which there is a reasonable possibility of a determination adverse to the Borrower and which, if determined adversely, would have a Material Adverse Effect.

i) COMPLIANCE WITH APPLICABLE LAWS, COURT ORDERS AND MATERIAL AGREEMENTS. The Borrower has obtained all licences, permits, approvals and authorizations required in connection with its respective businesses and operations, all of which are in good standing, except where the failure to obtain such or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Borrower and its respective businesses and operations are in compliance with all applicable laws, all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or court of competent jurisdiction, the Limited Partnership Agreement and all agreements or instruments to which it is a party or by which its property or assets are bound, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

j) NO ENCUMBRANCES. Except for Permitted Encumbrances, there are no Security Interests against, on or affecting any or all of the properties or assets, of whatsoever nature or kind, of the Borrower, and the Borrower has not given any undertaking to grant or create any such Security Interest or otherwise entered into any agreement pursuant to which any person may have or be entitled to any such Security Interest.

k) AGREEMENTS. Each of the Limited Partnership Agreement, the Contribution, Conveyance and Assumption Agreement and the Tuscarora Purchase Agreement has been duly executed and delivered by the parties thereto and constitutes legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with its respective terms and no such agreement has been amended in any manner which would reasonably be expected to have a Material Adverse Effect.

l) RANKING WITH OTHER DEBT. All Obligations of the Borrower hereunder rank at least PARI PASSU in right of payment with the other unsecured and unsubordinated Debt of the Borrower.

5.02 INQUIRIES; DEEMED REPETITION. All representations and warranties made herein shall remain in full force and effect notwithstanding the execution of the Loan Documents and shall be deemed to be restated by the Borrower and the General Partner as if made effective on each Drawdown under this Agreement.


                         ARTICLE SIX - GENERAL COVENANTS

6.01 COVENANTS OF THE BORROWER. The Borrower hereby covenants and agrees with the Lender that, unless the Lender otherwise consents in writing:

a) PUNCTUAL PAYMENT. The Borrower shall duly and punctually pay all Outstanding Principal, interest and other amounts required to be paid by the Borrower hereunder in the manner specified hereunder.

b) MAINTAIN EXISTENCE; NO CHANGE OF BUSINESS. The Borrower shall maintain its existence in good standing and do or cause to be done all things necessary to keep in full force and effect all properties, rights, franchises, licenses, permits and qualifications to carry on business in any jurisdiction in which it carries on business, except where failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain all its respective properties and assets and conduct its business, activities and operations in a manner consistent with applicable industry standards and industry practice in each jurisdiction where its business is conducted or its property and interests are located, except where failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect. The Borrower shall not carry on businesses or operations which are materially different from the businesses and operations carried on by the Borrower on the date of this Agreement.


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c)   MATERIAL LITIGATION. The Borrower shall promptly give written notice to the
     Lender of any litigation, proceeding, dispute or action if the same has or might reasonably have a Material Adverse Effect and from time to time shall furnish to the Lender all reasonable information requested by the Lender concerning the status of any of the foregoing.

d) NOTICE OF DEFAULT. The Borrower shall give prompt written notice to the Lender upon becoming aware of any default of the performance of any covenant, agreement or condition contained in this Agreement or any of the other Loan Documents, which notice shall specify such default or defaults.

e) FINANCIAL STATEMENTS. i) The Borrower shall deliver to the Lender, as soon as available, and in any event within 90 days after the end of each of its fiscal years, copies of the audited annual financial statements of the Borrower, together with the notes thereto, all prepared in accordance with generally accepted accounting principles, consistently applied, together with a report of the Borrower's auditors on such statements, together with a Compliance Certificate, and ii) the Borrower shall deliver to the Lender, as soon as available, and in any event within 45 days after the end of each of its first, second and third fiscal quarters, copies of its unaudited quarterly financial statements, prepared in accordance with generally accepted accounting principles.

f) NOTICE OF AMENDMENT OF AND DEFAULT UNDER AGREEMENTS. The Borrower shall give prompt written notice to the Lender of any default under or pursuant to the Limited Partnership Agreement and the amendment, cancellation or termination of, or the giving of any notice or the taking of any other step or action to amend, cancel or terminate the Limited Partnership Agreement or any other agreement in which the amendment, cancellation or termination of which might reasonably be expected to have a Material Adverse Effect.

g) BOOKS AND RECORDS. The Borrower shall have and maintain proper books of account, records and other documents (in accordance with sound accounting practice) relating to its business and financial affairs and shall permit the Lender or its authorized agents at any reasonable time, at the expense of the Borrower, to examine such books of account, records and other documents and to make copies thereof and take extracts therefrom.

h) INSPECTIONS. The Lender shall be entitled from time to time at any reasonable time to inspect the assets and properties and the business and operations of the Borrower and, for such purpose, the Lender shall have access to all premises occupied by the Borrower where any of such assets or properties may be found.

i) OTHER INFORMATION. At the request of the Lender, the Borrower shall provide such other information regarding the business, affairs, financial condition, property or assets of the Borrower as the Lender may reasonably request.

j) INSURANCE. The Borrower shall maintain insurance of such types, in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in the same or similar businesses.

k) COMPLIANCE WITH APPLICABLE LAWS. The Borrower shall comply with all applicable laws if the consequences of a failure to comply might reasonably be expected, either alone or in conjunction with any other such non-compliances, to have a Material Adverse Effect.

l) PAYMENT OF TAXES. The Borrower shall from time to time pay or cause to be paid all material rents, taxes, rates, levies or assessments, ordinary or extraordinary, governmental royalties, fees or dues, and any other amount which may result in a Security Interest or similar encumbrance against the assets of the Borrower arising under statute or regulation, lawfully levied, assessed or imposed upon the Borrower as and when the same become due and payable, except when and so long as the validity of any such rents, taxes, rates, levies, assessments, royalties, fees, dues or other amounts is in good faith being contested by the Borrower in appropriate proceedings and provided that it shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation will not involve forfeiture of any part of its assets which are material to the Borrower.

m) DEFEND TITLE. The Borrower shall defend its property, undertaking and assets and its right, title and interest thereto, against all adverse claims and demands respecting the same, other than Permitted Encumbrances.

n) NO SALE OF ASSETS. The Borrower shall not sell, transfer, lease, convey, abandon or otherwise dispose of (including, without limitation, in connection with a sale and a lease-back transaction) any of its assets or property (each of the foregoing transactions, an "asset sale"), unless any such asset sale or the cumulative effect of a series of such asset sales would not result in a Material Adverse Effect.

o) NEGATIVE PLEDGE. The Borrower shall not create, issue, incur, assume or permit to exist any Security Interests on any of its property, undertakings or assets other than Permitted Encumbrances.

p) PARI PASSU RANKING. The Borrower shall not create, assume or otherwise incur any Debt ranking prior to the indebtedness and liabilities of the Borrower to the Lender hereunder other than Debt secured by Permitted Encumbrances. The Borrower shall ensure that at all times all of its Obligations hereunder and under any Loan Documents rank at least PARI PASSU in right of payment with the other unsecured and unsubordinated Debt of the Borrower.

q) NO MERGER, ETC. The Borrower shall not enter into any transaction whereby all or substantially all of its undertaking, property or assets would become the property of another person, whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise if the effect of any such transaction would be a Material Adverse Effect.

r) NO DISSOLUTION. The Borrower shall not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith.

6.02 COVENANTS OF THE GENERAL PARTNER. The General Partner hereby covenants and agrees with the Lender that:

a) COMPLIANCE WITH AGREEMENT. The General Partner shall cause the Borrower to comply with this Agreement and each of the other Loan Documents to which the Borrower is a party.

b) MAINTAIN EXISTENCE; NO DISSOLUTION. The General Partner shall maintain its existence in good standing. The General Partner shall not liquidate, dissolve or wind up or take any steps or proceedings in connection therewith.

c) MAINTAIN STATUS AS GENERAL PARTNER. The General Partner shall not, without the consent of the Lender, resign as General Partner of the Borrower or otherwise limit its duties under the Limited Partnership Agreement.

                 ARTICLE SEVEN - EVENTS OF DEFAULT AND REMEDIES

7.01 EVENTS OF DEFAULT. "Event of Default", as used in this Agreement, means the occurrence of any one or more of the following events or circumstances:

a) if the Borrower fails to pay the principal amount of any Loan when due and such default continues for five Business Days after notice from the Lender of such default;

b)   if the Borrower fails to pay:

     i) any interest (including, if applicable, default interest) hereunder when due; or

     ii) any other Obligation not specifically referred to above payable by the Borrower hereunder when due,

     and such default continues for 30 days after notice from the Lender of such default;

c) if the Borrower fails to observe or perform any covenant or obligation contained in this Agreement on its part to be observed or performed (other than a covenant or obligation whose breach or default in performance is specifically dealt with elsewhere in this section) and such failure continues for a period in excess of 45 days after notice from the Lender of such failure, unless the Lender (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Lender;

d) the filing by or on behalf of the Borrower of a voluntary petition or an answer seeking or consenting to reorganization, liquidation, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or similar act or law, state or federal, now or hereafter existing ("BANKRUPTCY LAW"), or the making by the Borrower of any assignment for the benefit of creditors; or the admission by the Borrower in writing of its inability to pay its debts as they become due;

e) the filing of any involuntary petition against the Borrower in bankruptcy or seeking reorganization, liquidation, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or all or a substantial part of its property shall have been entered;

f) if a final judgment or order (subject to no further right of appeal) for the payment of money aggregating in excess of U.S.$10,000,000 or the equivalent amount in any other currency shall be rendered against the Borrower in respect of which enforcement proceedings have been commenced and such proceedings have not been effectively stayed and the Borrower has not paid or settled such judgment or order within thirty days after enforcement proceedings have been commenced;

g) if a default with respect to any issue of Debt (which shall include, for avoidance of doubt, Debt incurred, assumed or otherwise created by the Borrower), which default results in the acceleration of any Debt in an aggregate amount in excess of U.S.$10,000,000 or the equivalent amount thereof in any other currency without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof has been given by the Lender to the Borrower; or

h) if any representation or warranty made by the Borrower in this Agreement, in a Compliance Certificate or any of the Loan Documents to the Lender shall prove to have been incorrect or misleading in any material respect on and as of the date thereof.

7.02 REMEDIES. If an Event of Default has occurred, which has not been waived by the Lender or cured to the satisfaction of the Lender, Drawdowns under the Credit Facility shall not be available and the Lender shall be entitled to immediately demand and receive payment of all amounts owing by the Borrower to the Lender hereunder by providing written notice to the Borrower. If the Borrower fails to perform or make payment of any Obligations upon demand for payment in accordance herewith, the Lender may in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the Obligations and proceed to exercise any and all rights hereunder and the other Loan Documents and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

7.03 REMEDIES CUMULATIVE. The rights and remedies of the Lender hereunder and under any other Loan Documents are cumulative and are in addition to and not in substitution of any rights or remedies provided by law or by equity. Any single or partial exercise by the Lender of any right or remedy for, or procurement of any judgment in respect of, default or breach of any term, covenant, condition or agreement contained in this Agreement or any other Loan Document shall not be deemed to operate as a merger of or be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for such default or breach.


                    ARTICLE EIGHT - EXPENSES AND INDEMNITIES

8.01 COSTS AND EXPENSES. The Borrower shall promptly pay upon notice from the Lender all reasonable costs and expenses of the Lender in connection with the Credit Facility, this Agreement and the other Loan Documents, including, without limitation, in connection with the reasonable fees and out-of-pocket expenses of legal counsel to the Lender and all costs and expenses in connection with the establishment of the validity and enforceability of the Loan Documents and the preservation, perfection or enforcement of the rights of the Lender under the Loan Documents.

8.02 INDEMNITIES OF THE BORROWER. The Borrower hereby agrees to indemnify and save harmless the Lender against any reasonable cost, loss, liability or expense incurred by the Lender as a result of the failure of the Borrower to fulfil any of its covenants or obligations hereunder or under the other Loan Documents.

8.03 INDEMNITY OF THE GENERAL PARTNER. The General Partner hereby agrees to indemnify and save harmless the Lender against any reasonable cost, loss, liability or expense incurred by the Lender as a result of the failure of the General Partner to fulfil any of its covenants or obligations hereunder or under any of the other Loan Documents.


                             ARTICLE NINE - GENERAL

9.01 NOTICES. Any demand, notice or communication to be made or given hereunder (a "Communication") shall be in writing and shall be made or given by personal delivery, registered mail or by transmittal by telecopy or other electronic means of communication addressed to the respective parties as follows:

To the Borrower:

TC PipeLines, LP
c/o TC PipeLines GP, Inc.
450-First Street S.W.
Calgary, Alberta
Attention:        President
Telecopy No.:     ( 403) 920-2350

To the Lender:

TransCanada PipeLine USA Ltd.
450-First Street S.W.
Calgary, Alberta

Attention:        Treasurer
Telecopy No.:     ( 403) 920-2358

or to such other address or telecopy number as either party may from time to time notify the other of in accordance with this provision. Any Communication made or given hereunder by personal delivery or electronic communication during normal business hours at the place of receipt on a Business Day shall be conclusively deemed to have been made or given at the time of actual delivery or receipt of Communication, as the case may be, on such Business Day. Any Communication made or given hereunder by personal delivery or electronic communication after normal business hours at the place of receipt or otherwise than on a Business Day shall be conclusively deemed to have been made or given at 9:00 a.m. (Eastern Standard time) on the first Business Day following actual delivery or receipt of Communication, as the case may be. Any Communication made or given hereunder by registered mail shall be conclusively deemed to have been made or given at 9:00 a.m. (Eastern Standard time) on the third Business Day after the mailing thereof.

9.02 WHOLE AGREEMENT. This Agreement together with any other Loan Documents constitute the whole and entire agreement between the Borrower and the Lender with respect to the subject matter hereof and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, warranties, written or oral, in respect thereof.

9.03 BENEFIT OF AGREEMENT. This Agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and permitted assigns.

9.04 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended only if the Borrower and the Lender so agree in writing. Any waiver or any consent by the Lender under any provision of this Agreement or any of the other Loan Documents must be in writing and may be given subject to any conditions thought fit by the Lender. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

9.05 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.06 NUMBER AND PERSONS. Words used herein importing the singular number only shall include the plural and vice versa, words used herein importing the masculine gender shall include the feminine and neuter genders and vice versa and words used herein importing persons shall include individuals, partnerships, associations, trusts, unincorporated associations and corporations and vice versa.

9.07 HEADINGS; SECTIONS. The insertion of headings herein is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

9.08 ACCOUNTING PRINCIPLES. Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be United States generally accepted accounting principles in use from time to time.

9.09 ASSIGNMENT. The Borrower shall not assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Lender. The Lender may, without the consent of the Borrower, sell, assign, transfer or grant an interest in the outstanding Loans and this Agreement and the other Loan Documents to TransCanada Corporation, a Canadian corporation, or any subsidiary thereof so long as such transaction does not increase the Borrower's costs or risks under Section 1.09 hereof.

9.10 SCHEDULE. The Schedule to this Agreement is hereby incorporated herein and deemed to be part hereof.

9.11 THIS AGREEMENT GOVERNS. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions this Agreement, to the extent of the conflict or inconsistency, shall govern and prevail with respect to any Obligations.

9.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-510.6(b) of the General Obligation Law of the State of New York) without regard to the choice or conflict of law rules or principles.

9.13 BORROWER'S STATUS. TC PipeLines, LP is a limited partnership formed under the laws of Delaware. A Limited Partner shall have no liability or obligation of any kind whatsoever for any Obligations.

     Kindly signify your acceptance of the Agreement by signing and returning one copy of this Agreement to us.

Yours very truly,

TRANSCANADA PIPELINE USA LTD.


By: /s/ Russell K. Girling
    --------------------------------
    Name:  Russell K. Girling
    Title: Senior Vice-President and
           Chief Financial Officer


By: /s/ Albrecht W.A. Bellstedt
    --------------------------------
    Name:  Albrecht W.A. Bellstedt
    Title: Senior Vice-President,
           Law & Administration

ACCEPTED AND AGREED
as of the date first written above.

TC PIPELINES, LP
by its General Partner
TC PipeLines GP, Inc.


By: /s/ Theresa Jang
    --------------------------------
    Name:  Theresa Jang
    Title: Controller


By: /s/ Rhondda E.S. Grant
    --------------------------------
    Name:  Rhondda E.S. Grant
    Title: Secretary

TC PIPELINES GP, INC.


By: /s/ Theresa Jang
    --------------------------------
    Name:  Theresa Jang
    Title: Controller


By: /s/ Rhondda E.S. Grant
    --------------------------------
    Name:  Rhondda E.S. Grant
    Title: Secretary

                                   SCHEDULE A
                             TO THE LETTER AGREEMENT
                            DATED MAY 28, 2003 AMONG
                         TRANSCANADA PIPELINE USA LTD.,
                              TC PIPELINES, LP AND
                              TC PIPELINES GP INC.

                             COMPLIANCE CERTIFICATE

TO:  TRANSCANADA PIPELINE USA LTD. (the "Lender")

     Reference is made to the letter agreement dated May 28, 2003 among TransCanada PipeLine USA Ltd., TC PipeLines, LP and TC PipeLines GP, Inc. (as amended, modified, supplemented or restated, the "Credit Agreement"). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Credit Agreement.

     This Compliance Certificate is delivered to the Lender pursuant to Section 6.01(e) of the Credit Agreement.

     The undersigned, [name], [title] of the General Partner of the Borrower, hereby certifies that, as of the date of this Compliance Certificate:

1. I have made or caused to be made such investigations as are necessary or appropriate for the purposes of this Compliance Certificate.

2.   To the best of my knowledge after due enquiry:

     a) the consolidated financial statements for the fiscal year ending December 31, ______ provided to the Lender pursuant to the Credit Agreement were prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Borrower as at the date thereof;

     b) the representations and warranties made by the Borrower and the General Partner in Section 5.01 of the Credit Agreement are true and correct in all material respects, except as has heretofore been notified to the Lender by the Borrower in writing [or except as described in Schedule hereto]; and

     c) the Borrower and the General Partner are in compliance in all respects with all covenants in the Credit Agreement except as has heretofore been notified to the Lender by the Borrower in writing [or except as described in Schedule hereto].

3. Except as has heretofore been notified to the Lender by the Borrower in writing [or except as described in Schedule ______ hereto], to the best of my knowledge after due enquiry there are not pending or threatened, in writing, any (a) claims, complaints, notices or requests for information received from a Governmental Authority by the Borrower or the General Partner, or which any of them is otherwise aware, with respect to any alleged violation of or alleged liability under any applicable laws, which, if prosecuted, would reasonably be expected to have a Material Adverse Effect or (b) actions, suits or proceedings which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     I give this Compliance Certificate on behalf of the General Partner of the Borrower and in my capacity as the [title] of the Borrower, and no personal liability is created against or assumed by me in the giving of this Certificate.

     Dated at o, this o day of o, _____.


Name: ______________________________

Title:______________________________